Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No. 333-114067, No. 333-114408, No. 333-105189, No. 33-77148 and No. 333-33210) on Form S-8 of Tufco Technologies, Inc. of our report dated December 29, 2011 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2011.
/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
December 29, 2011